UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

SIMON PROPERTY GROUP, INC.

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware (Simon Property Group, Inc.) Delaware (Simon Property Group, L.P.) (State of incorporation or organization)	001-14469 (Simon Property Group, Inc.) 001-36110 (Simon Property Group, L.P.) (Commission File No.)	04-6268599 (Simon Property Group, Inc.) 34-1755769 (Simon Property Group, L.P.) (I.R.S. Employer Identification No.)

225 West Washington Street

Indianapolis, Indiana 46204

(Address of principal executive offices)

(317) 636-1600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Common stock, $0.0001 par value	SPG	New York Stock Exchange
8⅜% Series J Cumulative Redeemable Preferred Stock, $0.0001 par value	SPGJ	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Simon Property Group, Inc.:	Emerging growth company ☐

Simon Property Group, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Simon Property Group, Inc.:  ☐

Simon Property Group, L.P.:  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the completion of the Mergers described in Item 2.01 below, and immediately following the Conversion (as defined below), on December 29, 2020, Simon Property Group, Inc., a Delaware corporation (“Simon”), Simon Property Group, L.P., a Delaware limited partnership (the “Simon Operating Partnership”), Silver Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of the Simon Operating Partnership (“Merger Sub 1”), and certain members of the Taubman Family (as defined below) who were partners of The Taubman Realty Group Limited Partnership, a Delaware limited partnership (the “Taubman Operating Partnership”), entered into a Joint Venture Operating Agreement (the “Operating Agreement”), pursuant to which the rights, duties and responsibilities of Surviving TCO (as defined below) and the Taubman Family as members of the Joint Venture (as defined below) have been defined.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 29, 2020, Simon, the Simon Operating Partnership, Merger Sub 1, Silver Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2” and, together with Simon, the Simon Operating Partnership and Merger Sub 1, the “Simon Parties”), the Taubman Operating Partnership and Taubman Centers, Inc., a Michigan corporation (“TCO” and, together with Taubman Operating Partnership, the “Taubman Parties”), completed the previously announced mergers (the “Mergers”) contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of November 14, 2020 (the “Amended Merger Agreement”), by and among the Simon Parties and the Taubman Parties. Pursuant to the terms of the Amended Merger Agreement, Merger Sub 2 merged with and into the Taubman Operating Partnership (the “Partnership Merger”) and TCO merged with and into Merger Sub 1 (the “REIT Merger”), with the Taubman Operating Partnership continuing as the surviving entity following the Partnership Merger (“Surviving Taubman Operating Partnership”) and Merger Sub 1 continuing as the surviving entity following the REIT Merger (“Surviving TCO”). Immediately following the Partnership Merger, the Surviving Taubman Operating Partnership was converted (the “Conversion”) into a Delaware limited liability company (the “Joint Venture”).

At the effective time of the Partnership Merger pursuant to the terms of the Amended Merger Agreement, (i) each unit of partnership interest in the Taubman Operating Partnership (each, a “Taubman OP Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time held by a limited partner of the Taubman Operating Partnership who is not a member of the Taubman Family (defined as the “Titanium Family” in the Amended Merger Agreement) (the “Minority Partners”) was converted into the right to receive, at the election of such Minority Partner, the Common Stock Merger Consideration (as defined below) or 0.5703 limited partnership units in the Simon Operating Partnership; (ii) certain Taubman OP Units held by members of the Taubman Family remained outstanding as units of partnership interest in the Surviving Taubman Operating Partnership; and (iii) all other Taubman OP Units held by a member of the Taubman Family were converted into the right to receive the Common Stock Merger Consideration.

At the effective time of the REIT Merger, (i) each share of common stock, $0.01 par value per share, of TCO (the “TCO Common Stock”) was cancelled and converted into the right to receive $43.00 in cash (the “Common Stock Merger Consideration”); and (ii) each share of Series B Non-Participating Convertible Preferred Stock, $0.001 par value per share, of TCO was cancelled and converted into the right to receive an amount in cash equal to the Common Stock Merger Consideration, divided by 14,000.

The description of the Amended Merger Agreement and related transactions (including, without limitation, the Mergers) in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Amended Merger Agreement, which is attached as Exhibit 2.1 to Simon’s Current Report on Form 8-K filed with the SEC on November 16, 2020 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 29, 2020, Simon issued a press release announcing the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description
99.1	Press release of Simon dated December 29, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2020

SIMON PROPERTY GROUP, INC.

By:	/s/ Steven E. Fivel
Steven E. Fivel,
General Counsel and Secretary

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc.
Its general partner

By:	/s/ Steven E. Fivel
Steven E. Fivel,
General Counsel and Secretary